Exhibit 99.1

NEWS RELEASE

CATELLUS ANNOUNCES SECOND QUARTER 2004 RESULTS

SAN FRANCISCO, CALIFORNIA (July 29, 2004) - Catellus Development Corporation (NYSE:CDX) today reported earnings per fully diluted share (“EPS”) for the second quarter of 2004 of $0.34, compared to $0.19 for the same period in 2003. EPS for the six months ended June 30, 2004, was $0.65, compared to $0.42 for the same period in 2003.

Net income for the second quarter of 2004 was $35.3 million, compared to $19.3 million for the same period in 2003. Net income for the six months ended June 30, 2004, was $67.4 million, compared to $42.7 million for the same period in 2003.

The increase in net income for the second quarter of 2004 is due primarily to a significantly reduced tax expense resulting from the company’s conversion to a real estate investment trust, effective January 1, 2004, and gain from the sale of desert land.

“We are pleased with our financial performance during the quarter and encouraged by improving economic indicators in general. Interest in our non-core land is particularly strong, which we attribute to, in part, the economy’s recovery combined with the increase of capital flows into the real estate sector,” said Nelson C. Rising, Catellus’ chairman and CEO.

Rental Portfolio

•	For the second quarter of 2004, rental revenue less property operating costs, including equity in earnings from operating joint ventures and before adjustments for discontinued operations, was $60.1 million, compared to $56.4 million for the same period in 2003. For the first half of the year, rental revenue less property operating costs, including equity in earnings from operating joint ventures and before adjustments for discontinued operations, was $118.3 million, compared to $114.1 million for the same period in 2003.

•	At June 30, 2004, the rental portfolio totaled 41.4 million square feet, 90.3 percent of which is industrial property. This represents a net increase of approximately 1.4 million square feet from March 31, 2004.

•	The total rental portfolio’s occupancy rate at quarter end was 95.7 percent, unchanged from March 31, 2004, and compared to 94.4 percent at June 30, 2003.

•	The industrial portfolio’s occupancy rate at quarter end was 96.6 percent, compared to 96.4 percent at March 31, 2004, and 95.3 percent at June 30, 2003.

•	Development properties completed and added to the rental portfolio during the quarter included three industrial buildings totaling 1.5 million square feet—two facilities at Kaiser Commerce Center in Fontana, California, at 758,000 and 617,000 square feet, respectively; and a 117,000 square foot expansion of an existing distribution facility in Woodridge, Illinois. The three buildings are 100 percent leased and represent a total investment of $52.8 million with a projected return on cost of 10.6 percent.

•	During the quarter, an 84,000 square foot industrial building was sold in Portland, Oregon, to a tenant exercising a purchase option.

Development and Investment Activity

•	At June 30 2004, Core Segment construction in progress was 2.2 million square feet. 905,000 square feet will be added to Catellus’ rental portfolio upon completion; one million square feet is development for fee; and 338,000 square feet is included in a joint venture. (See below for a definition of Core Segment.)

•	For the 905,000 square feet of space under construction that will be added to Catellus’ rental portfolio upon completion, the projected total cost of development is approximately $72.2 million. These buildings are 13 percent preleased, and when fully leased, they are projected to yield a return on cost of approximately 11.6 percent.

•	During the quarter, construction commenced on 837,000 square feet, consisting of a 362,000 square foot industrial building in Carteret, New Jersey; a 338,000 square foot facility at Los Angeles Air Force base that is being developed in a joint venture; and 137,000 square feet of retail space at Pacific Commons in Fremont, California.

•	As previously announced, Catellus is developing a retail center at Pacific Commons in Fremont, California, which when completed and fully stabilized will total 730,000 square feet and generate approximately $10.3 million of rental revenue less property operating costs, or net operating income. At June 30, 2004, leases executed and leases out for signature together represented approximately 80 percent of the retail center’s projected net operating income. (Reconciliation of net operating income is provided on page 10 of this document.)

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Urban, Residential & Other

•	During the quarter, 99,000 acres of California desert land was sold generating approximately $16 million of non-core gain. Virtually all of the company’s desert land, which came from its railroad predecessor company, has now been sold.

•	At June 30, 2004, the company had $63 million of non-core land sales under contract, and is in active negotiations on over $250 million of additional urban land.

Supplemental Reporting Measure

•	The company provides a supplemental performance measure of Funds From Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), which Catellus believes provides a useful measure, along with GAAP net income, of its operating performance. (Reconciliation of FFO to net income is provided on pages 8 and 9 of this document.)

•	Additionally, the company provides FFO in two segments: Core Segment and Urban, Residential, and Other Segment. The first segment, or Core Segment, reflects that part of Catellus’ business it expects will be ongoing and central to its future operations.

•	The second segment, or Urban, Residential, and Other Segment, reflects the company’s urban and residential businesses, including residential lot development, urban development, and desert land sales, which the company intends to transition out of over time. This segment also includes REIT conversion costs, certain of which will continue for three years. These costs include third party costs, and the effects of the stock option exchange offer in 2003.

•	In presenting FFO prior to beginning operations as a REIT (effective January 1, 2004), Catellus includes “hypothetical tax savings” (including the tax effects of the REIT conversion) that would have occurred had it been a REIT during the prior periods presented.

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•	FFO, including both segments as defined above, for the second quarter of 2004 was $54.8 million, compared to $41.2 million for the same period in 2003. FFO, including both segments as defined above, for the first half of 2004 was $101.3 million, compared to $86.2 million for the same period in 2003.

•	Core Segment FFO for the second quarter of 2004 was $40.2 million, compared to $38.3 million for the same period in 2003. On a fully diluted basis, Core Segment FFO per share for the second quarter of 2004 was $0.39, compared to $0.38 for the same period in 2003. Core Segment FFO for the first half of 2004 was $86.5 million, compared to $77.0 million for the same period in 2003. On a fully diluted basis, Core Segment FFO per share for the first half of 2004 was $0.83, compared to $0.76 for the same period in 2003.

* * * * *

Catellus Development Corporation (NYSE: CDX) will host a conference call on Friday, July 30 at 9:00 AM Pacific Time (10:00 AM Mountain, 11:00 AM Central, and Noon Eastern) to discuss second quarter results. To participate in the conference call, dial 888-482-0024 (domestic) or 617-801-9702 (international) and enter access code 79124278 prior to the beginning of the call. Access the live webcast of the conference call from the Investor Relations section of Catellus’ website at www.catellus.com. You may also access the live webcast through www.streetevents.com. The telephonic replay will be available through August 14, 2004, at 888-286-8010 (domestic) or 617-801-6888 (international) with the access code 33337624. The webcast replay will be available through July 30, 2005, from the Investor Relations section of Catellus’ website at www.catellus.com or at www.streetevents.com.

The second quarter 2004 Supplemental Financial Package will be available from the Home Page and the Investor Relations section of our website at www.catellus.com. These materials are also available by contacting Investor Relations at (415) 974-4500 or by sending an email to InvestorRelations@catellus.com.

Catellus Development Corporation is a publicly traded real estate development company that began operating as a real estate investment trust effective January 1, 2004. The company owns and operates approximately 41.4 million square feet of predominantly industrial property in many of the country’s major distribution centers and transportation corridors. Catellus’ principal objective is sustainable, long-term growth in earnings, which it seeks to achieve by applying its strategic resources: a lower-risk/higher-return rental portfolio, a focus on expanding that portfolio through development, and the deployment of

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its proven land development skills to select opportunities where it can generate profits to recycle back into its business. More information on the company is available at www.catellus.com.

Except for historical matters, the matters discussed in this release are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements about plans, opportunities, and development. We caution you not to place undue reliance on these forward-looking statements, which reflect our current beliefs and are based on information currently available to us. We do not undertake any obligation to publicly revise these forward-looking statements to reflect future events or changes in circumstances, except as may be required by law. These forward-looking statements are subject to risks and uncertainties that could cause our actual results, performance, or achievements to differ materially from those expressed in or implied by these statements. In particular, among the factors that could cause actual results to differ materially are: changes in the real estate market or in general economic conditions, including a worsening economic slowdown or recession; product and geographical concentration; industry competition; availability of financing and changes in interest rates and capital markets; changes in insurance markets; discretionary government decisions affecting the use of land, and delays resulting therefrom; changes in the management team; weather conditions and other natural occurrences that may affect construction or cause damage to assets; changes in income taxes or tax laws; liability for environmental remediation and changes in environmental laws and regulations; failure or inability of third parties to fulfill their commitments or to perform their obligations under agreements; failure of parties to reach agreement on definitive terms or to close transactions; increases in the cost of land and construction materials and availability of properties for future development; limitations on, or challenges to, title to our properties; risks related to the financial strength of joint venture projects and co-owners; changes in policies and practices of organized labor groups; shortages or increased costs of electrical power; other risks inherent in the real estate business; and acts of war, other geopolitical events and terrorists activities that could adversely affect any of the above factors. For further information, including more detailed risk factors, you should refer to Catellus Development Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2003, and its report on Form 10-Q for the quarter ended March 31, 2004, filed with the Securities and Exchange Commission.

Contacts:
Margan Mitchell	Minnie Wright
Corporate Communications	Investor Relations
(415) 974-4616	(415) 974-4649

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CATELLUS DEVELOPMENT CORPORATION

CONSOLIDATED BALANCE SHEET

(In thousands)

(Unaudited)

	June 30, 2004	December 31, 2003
Assets
Properties	$2,553,387	$2,498,015
Less accumulated depreciation	(474,290)	(446,872)

	2,079,097	2,051,143
Other assets and deferred charges, net	290,681	292,312
Notes receivable, less allowance	94,743	119,202
Accounts receivable, less allowance	19,881	19,752
Assets held for sale	19,268	2,352
Restricted cash and investments	3,482	64,617
Cash and cash equivalents	40,644	45,931

Total	$2,547,796	$2,595,309

Liabilities and stockholders’ equity
Mortgage and other debt	$1,326,946	$1,378,054
Accounts payable and accrued expenses	120,738	157,036
Deferred credits and other liabilities	297,116	291,530
Liabilities associated with assets held for sale	19,403	2,296
Deferred income taxes	51,475	56,712

Total liabilities	1,815,678	1,885,628

Stockholders’ equity
Common stock - 104,328 and 103,822 shares issued, and 103,028 and 102,724 shares outstanding at June 30, 2004 and December 31, 2003, respectively	1,044	1,039
Paid-in capital	499,593	489,143
Unearned value of restricted stock and restricted stock units (1,300 and 1,098 shares at June 30, 2004 and December 31, 2003, respectively)	(22,536)	(22,720)
Accumulated earnings	254,017	242,219

Total stockholders’ equity	732,118	709,681

Total	$2,547,796	$2,595,309

CATELLUS DEVELOPMENT CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenue
Rental revenue	$77,107	$73,067	$153,240	$145,958
Sales revenue	7,299	24,900	44,990	32,910
Management, development and other fees	758	4,863	2,457	6,947

	85,164	102,830	200,687	185,815

Costs and expenses
Property operating costs	(20,156)	(19,800)	(41,358)	(38,950)
Cost of sales	(4,874)	(20,281)	(27,964)	(23,253)
Selling, general and administrative expenses	(12,611)	(10,167)	(25,562)	(20,058)
Depreciation and amortization	(18,980)	(17,443)	(36,780)	(33,730)

	(56,621)	(67,691)	(131,664)	(115,991)

Operating income	28,543	35,139	69,023	69,824

Other income
Equity in earnings of operating joint ventures, net	2,379	2,136	4,793	4,659
Equity in earnings of development joint ventures, net	3,391	5,427	4,618	9,281
Gain on non-strategic asset sales	16,380	1,478	16,441	7,357
Interest income	2,461	1,796	5,238	3,713
Other	956	792	1,257	1,949

	25,567	11,629	32,347	26,959

Other expenses
Interest expense	(16,525)	(16,913)	(32,058)	(33,453)
REIT transition costs	(208)	(1,805)	(420)	(3,363)
Other	(1,819)	(196)	(2,249)	(196)

	(18,552)	(18,914)	(34,727)	(37,012)

Income before income taxes and discontinued operations	35,558	27,854	66,643	59,771

Income tax expense	(982)	(10,651)	(1,913)	(22,222)

Income from continuing operations	34,576	17,203	64,730	37,549

Discontinued operations, net of income tax:
Gain from disposal of discontinued operations	398	1,780	2,014	4,419
Income from discontinued operations	360	271	681	697

Net gain from discontinued operations	758	2,051	2,695	5,116

Net income	$35,334	$19,254	$67,425	$42,665

Income per share from continuing operations
Basic	$0.34	$0.17	$0.63	$0.38

Assuming dilution	$0.33	$0.17	$0.62	$0.37

Income per share from discontinued operations
Basic	$—	$0.03	$0.03	$0.05

Assuming dilution	$0.01	$0.02	$0.03	$0.05

Net income per share
Basic	$0.34	$0.20	$0.66	$0.43

Assuming dilution	$0.34	$0.19	$0.65	$0.42

Average number of common shares outstanding - basic	103,023	98,385	102,933	98,148

Average number of common shares outstanding - diluted	104,078	101,411	104,116	101,030

Dividends declared per share	$0.27	$—	$0.54	$—

CATELLUS DEVELOPMENT CORPORATION

Reconciliation of Net Income to Funds from Operations

(In thousands, except per share data)

(Unaudited)

	Three Months ended June 30, 2004
	Core Segment	Urban/Res. & Other Segment	Consolidated
Net income	$20,933	$14,401	$35,334
Add depreciation	19,632	181	19,813
Less gain on rental property sales	(395)	—	(395)

FFO	$40,170	$14,582	$54,752

FFO per share:
Basic	$0.39	$0.14	$0.53

Assuming dilution	$0.39	$0.14	$0.53

Average number of common shares outstanding-basic	103,023	103,023	103,023

Average number of common shares outstanding-diluted	104,078	104,078	104,078

	Three Months ended June 30, 2003
	Core Segment	Urban/Res. & Other Segment	Consolidated
Net income	$16,319	$2,935	$19,254
Add depreciation	17,148	—	17,148
Less gain on rental property sales	(3,065)	—	(3,065)

FFO	30,402	2,935	33,337
Hypothetical tax savings	7,891	—	7,891

FFO as adjusted for hypothetical tax savings	$38,293	$2,935	$41,228

FFO as adjusted for hypothetical tax savings per share:
Basic	$0.39	$0.03	$0.42

Assuming dilution	$0.38	$0.03	$0.41

Average number of common shares outstanding-basic	98,385	98,385	98,385

Average number of common shares outstanding-diluted	101,411	101,411	101,411

CATELLUS DEVELOPMENT CORPORATION

Reconciliation of Net Income to Funds from Operations

(In thousands, except per share data)

(Unaudited)

	Six Months ended June 30, 2004
	Core Segment	Urban/Res. & Other Segment	Consolidated
Net income	$52,947	$14,478	$67,425
Add depreciation	37,882	365	38,247
Less gain on rental property sales	(4,367)	—	(4,367)

FFO	$86,462	$14,843	$101,305

FFO per share:
Basic	$0.84	$0.14	$0.98

Assuming dilution	$0.83	$0.14	$0.97

Average number of common shares outstanding-basic	102,933	102,933	102,933

Average number of common shares outstanding-diluted	104,116	104,116	104,116

	Six Months ended June 30, 2003
	Core Segment	Urban/Res. & Other Segment	Consolidated
Net income	$33,396	$9,269	$42,665
Add depreciation	33,913	—	33,913
Less gain on rental property sales	(7,453)	—	(7,453)

FFO	59,856	9,269	69,125
Hypothetical tax savings	17,106	—	17,106

FFO as adjusted for hypothetical tax savings	$76,962	$9,269	$86,231

FFO as adjusted for hypothetical tax savings per share:
Basic	$0.78	$0.10	$0.88

Assuming dilution	$0.76	$0.09	$0.85

Average number of common shares outstanding-basic	98,148	98,148	98,148

Average number of common shares outstanding-diluted	101,030	101,030	101,030

CATELLUS DEVELOPMENT CORPORATION

(In thousands and unaudited)

Rental revenue less property operating costs (including the portion from discontinued operations) and equity in earnings of operating joint ventures, net (as reflected in the accompanying statements of operations). Rental revenue less property operating costs is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio and is calculated as follows:

	Three Months ended June 30,		Six Months ended June 30,
	2004	2003	2004	2003
Rental revenue	$77,107	$73,067	$153,240	$145,958
Property operating costs	(20,156)	(19,800)	(41,358)	(38,950)
Equity in earnings of operating joint ventures, net	2,379	2,136	4,793	4,659
Rental revenue from discontinued operations	904	1,388	1,936	3,225
Property operating costs from discontinued operations	(127)	(391)	(341)	(830)

Rental revenue less property operating costs “net operating income”	$60,107	$56,400	$118,270	$114,062